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                                                                    EXHIBIT 10.5


                              EMPLOYMENT AGREEMENT

         This is an Employment Agreement dated as of November 1, 1997, between Addington Enterprises, Inc., a Kentucky corporation with offices in Ashland, Kentucky ("Employer") and Keith H. Sieber, 1001 North Fort Canyon Road, Alpine, Utah 84004 ("Employee").

                                    RECITALS

A. Whereas, Employer desires to hire Employee to serve in the capacity of Senior Vice-President for western operations of Addington Enterprises, Inc., and

B. Whereas, Employee desires to accept such employment on the terms herein set forth.

         NOW, THEREFORE, in consideration of the foregoing and of the covenants herein contained, the parties hereto agree as follows:

         1. Employment. Employer hereby agrees to employ Employee, and Employee hereby accepts such employment by Employer, upon the terms and conditions set forth in this Agreement.

         2. Term. The term of this agreement (the "Term") shall be the three-year period commencing November 1, 1997, and ending on October 31, 2000, unless terminated sooner pursuant to paragraph 10 below. The Term may be extended by agreement of the parties.

         3. Duties. During the Term, Employee shall serve as vice-president for western operations for Employer. Employee shall perform the duties customary for that position, and such other duties as Employer may from time to time assign to him. Employee agrees to use his best efforts for Employer's benefit, and throughout the Term shall devote his entire time, attention, and energies to Employer's business. Employee shall not, without Employer's prior consent engage in other business activities requiring significant time of the Employee. Employee may invest his assets in such form or manner as will not require any services on his part in the operation of the affairs of the enterprises in which the investments are made.

         4. Compensation. During the Term, Employee's compensation for duties performed under this Agreement shall consist of the following:

                  (a) An annual Base Salary of $235,000 to be paid bi-weekly with annual merit increases as set by the Employer.

                  (b) Bonus compensation as Employer may, from time to time decide.

                  (c) Employee shall be entitled to participate in any employee benefit plan sponsored by Employer for the benefit of its


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employees, upon the same terms and conditions as other employees of the
Employer.

                  (d) Notwithstanding any provision herein to the contrary, if during the Term of this Agreement there shall be a Change of Control as defined herein, Employee shall have the right to receive two and one-half percent (2.5%) of the then issued and outstanding stock of Addington Enterprises, Inc. Such right shall not include the right to share in sale of the Mining Technologies Division assets (referred to as "the MTI Assets"). Currently Employer is negotiating the sale of the MTI Assets, but if for any reason same is not consummated at the time Employee is to receive stock pursuant to this paragraph the parties shall negotiate a reasonable reduction in the number and percentage of stock to be transferred to Employee to reflect the value of the MTI Assets. Employee has been given a copy of a draft Asset Purchase Agreement between Addington Enterprises, Inc., Mining Technologies, Inc. and Mining Technologies, Limited, that describes in detail the MTI Assets.

                  (e) Other benefits.

                           (1) For a period of one year, Employer shall lease
and provide Employee with an apartment in the Grand Junction, Colorado area. Employee shall be responsible for all utilities.

                           (2) During the Term, Employer shall at no expense to
Employee provide Employee with an automobile for use in connection with Employee's performance of his duties hereunder, so long as Employer may recover the cost of that automobile over a three-year period in accordance with Section 168 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                           (3) Employer shall loan Employee $10,300 per month
for twelve consecutive months or until Employee sells his existing home whichever shall first occur. Said loan shall bear interest at six and two hundredths percent (6.02%) per annum and shall be subject to a setoff from any sums payable to Employee as a result of this Agreement if not repaid in accordance with the terms of the note to be signed by Employee.

                           (4) Employer shall furnish or pay the cost of a term
life insurance policy in the amount of $500,000, during the Term or any extension thereof.

         5. Reimbursal of Expenses. Employer shall reimburse Employee for all reasonable travel, entertainment, and similar expenses that Employee incurs in promoting Employer's business subject to policies and directives from the Employer.

         6. Vacations. Employee shall be entitled to four weeks of vacation time per year, during which time Employee's salary shall be paid in full. Unused vacation for any year during the term may be accumulated for use in subsequent years. Upon termination of


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Employee's employment hereunder, Employee shall entitled to compensation for all unused vacation time earned during the term of this Agreement or any extension thereof.

         7. Facilities. Employer shall provide Employee with an office, books, stenographic and technical help, and such other facilities, equipment, supplies and services as are suitable to his position and adequate for the performance of his duties.

         8. Disclosure of Information. Employee acknowledges and agrees that Employer's operations, financial reports, customer information, strategic plan, salary and employee information, and other confidential information pertaining to Employer's operations and business affairs, as the same may exist from time-to-time, are valuable, special, and unique assets of Employer's business, and Employee shall not (without Employer's prior written consent), either during the Term or thereafter, for any reason or purpose whatsoever, disclose any such information to any person, firm, corporation, association, or other entity. Employer may protect this interest by seeking and obtaining a court injunction.

         9. Disability. If during the Term Employee becomes unable to perform his duties hereunder because of disability that is not due to an injury incurred by Employee in the line of duty while performing company business hereunder, Employee shall be entitled to his full monthly salary during the six months next following the onset of such disability. If that disability continues throughout that six month period, Employer may terminate the Employee's employment hereunder. Upon such termination, the Term shall be deemed to have ended and all obligations of Employer and of Employee under this Agreement shall cease, except as provided in Section 10(a)(ii) of this Agreement. Solely as used in this paragraph "disability" shall mean Employee's inability (as determined by a physician mutually selected by the parties) due to accident or physical or mental illness, to adequately and fully perform the duties that Employee was performing for Employer when the disability began. If at any time during the Term the physician mutually agreed upon by Employer and Employee makes a determination with respect to Employee's disability, that determination shall be final, conclusive, and binding upon Employer, Employee, and their successors in interest.

         10. Termination.

                  (a) Events of Termination. Notwithstanding any other provision of this Agreement to the contrary, and except for any notice required pursuant to paragraph 10(b), this Agreement and Employee's employment under the terms of this Agreement will terminate immediately and without notice upon the first of the following events to occur:

                           (i) Employee's death;



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                           (ii) A "disability" of Employee, as defined in
Paragraph 9 of this Agreement lasting more than six months, provided that such disability is not due to an injury incurred by Employee in the line of duty while performing company business hereunder;

                           (iii) Termination for "cause" (as defined below) by
Employer; or

                           (iv) October 31, 2000 (the end of the Term), unless
extended by written agreement of the parties.

                  (b) Notice of Termination. Any termination by Employer or by Employee pursuant to Sections 10(a)(ii) or 10(a)(iii) to this Agreement shall be communicated by written notice of such termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice, from Employer or from Employee, which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

                  (c) Compensation Upon Termination. In the event of termination of this Agreement due to an event of termination pursuant to paragraph 10a above, Employee shall be entitled to be paid for services rendered up to the time of actual termination, and reimbursed for costs incurred pursuant to Paragraph 5. Should Employee be terminated for any other reason, Employee shall continue to be paid the remaining compensation over the Term, even though he is no longer working for Employer.

                  (d) Definitions. For purposes of this Agreement, the following words and terms shall have the following meanings:

                           (i) Cause. Termination by Employer of Employee's
employment for "cause" shall be limited to mean termination upon (A) the willful and continued failure by Employee substantially to perform his duties with Employer after written demand for substantial performance has been delivered to Employee by Employer; or (B) the willful engaging by Employee in gross misconduct materially and demonstrably injurious to Employer; (C) breach of fiduciary duty involving personal profit; or (D) commission of any federal or state criminal offense. For purposes of this definition, no act, or failure to act, on Employee's part shall be considered "willful" unless done, or admitted to be done, by Employee not in good faith and without reasonably belief that Employee's action or omission was in the best interest of Employer.

                           (ii) Change of Control. A "change of control" shall
have occurred if (A) any "person"(as such term is used in Sections 13(d) and 14(d) (2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of Employer representing 50% or more of the combined voting power of Employer's


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then outstanding securities; (B) during any period of two consecutive years, individuals who at the beginning of such period constitute Employer's Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by Employer's shareholders, of each new director was approved by a vote of at least 2/3 of the directors then still in office who were directors at the beginning of the period; (C) substantially all the assets of Employer are sold, other than to an affiliate; or (D) if Employer or AEI Holding Company, Inc issues equity securities pursuant to an initial public offering.

         11. Employee Representation. Employee represents that his past actions in the coal industry will not cause Employer to be permit blocked, due to the employment hereunder.

         12. Assignment. The services to be rendered by Employee under this Agreement are unique and personal, and Employee may not assign any of his rights or delegate any of his duties under this Agreement. Except as provided in the immediately preceding sen tence, this Agreement shall benefit Employee and his heirs and per sonal representatives.

         13. Severability and No Violation. If any provision of this Agreement or its application shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of all other applications of that provision and of all other provisions and applications hereof shall not in any way be affected or impaired. The laws of the Commonwealth of Kentucky shall govern the validity, construction, and interpretation of this Agreement. Employee represents that in signing this Agreement he will not violate any other agreement to which he is a party.

         14. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Kentucky.

         15. Non-Waiver. A delay or failure by either party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

         16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

         17. Entire Contract. This Agreement constitutes the entire understanding and agreement between Employer and Employee with regard to all matters herein. There are no other agreements, conditions or representations, oral or written, expressed or implied with regard thereto. This Agreement may be amended only in writing, signed by both parties.



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         18. Headings. The headings in this Agreement have been inserted solely for convenience of reference and shall not be considered in the interpretation or construction of this Agreement.


         IN WITNESS WHEREOF, the parties have executed and delivered this Employment Agreement as of the date set forth in the preamble hereto.

                                         Employer:

                                         Addington Enterprises, Inc.


                                         By:___________________________




                                         Employee:


                                         /s/ Keith H. Sieber
                                         ------------------------------
                                             Keith H. Sieber




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